UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 18, 2016 (October 17, 2016)	0-7928
Date of Report (Date of earliest event reported)	Commission File Number

(Exact name of registrant as specified in its charter)

Delaware	11-2139466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

68 South Service Road, Suite 230 Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)

(631) 962-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 17, 2016 the Board of Directors of the Company unanimously appointed Dr. Yacov A. Shamash as a Director and is expected to be appointed a member of the Executive Compensation Committee. Dr. Shamash will also stand for election by stockholders at the upcoming fiscal 2016 annual meeting of stockholders of the Company.

Dr. Shamash serves as Vice President of Economic Development at Stony Brook University where he was the founder of the New York State Center for Excellence in Wireless and Information Technology. He previously served as the Dean of Engineering and Applied Sciences. Dr. Shamash was also the Dean of the Harriman School for Management and Policy and the founder of the New York State Center for Excellence in Wireless and Information Technology at the University. Prior to joining Stony Brook University, Dr. Shamash developed and directed the National Science Foundation Industry/University Cooperative Research Center for the Design of Analog/Digital Integrated Circuits and also served as Chairman of the Electrical and Computer Engineering Department at Washington State University. He also serves on the Board of Directors of KeyTronic Corp. and Applied DNA Sciences, Inc. Dr. Shamash holds a Ph.D. degree in Electrical Engineering from Imperial College of Science and Technology in London, England.

As a non-employee director, Dr. Shamash is entitled to receive an annual retainer of $50,000 and, under the Company’s 2000 Stock Incentive Plan, an award of 8,857 restricted stock units (RSUs) of the Company's Common Stock. Each RSU represents one share of the Company’s Common Stock with a fair value equal to the last sales price as reported by NASDAQ on October 17, 2016. The award vests over a three year period after the date of grant, at the rate of 25% on each of the first and second anniversaries of the date of grant and as to the remaining 50% of the underlying shares on the third anniversary of the date of grant, subject to accelerated vesting upon death or a change in control. In connection with his appointment, Dr. Shamash and the Company will enter into an Indemnification Agreement in the same form as the Form of Indemnification Agreement which was previously submitted to the Securities and Exchange Commission as Exhibit Number 10.1 in the Form 8-K dated as of March 8, 2007.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, Comtech Telecommunications Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
COMTECH TELECOMMUNICATIONS CORP.
Dated:    October 18, 2016

By:	/s/ Michael D. Porcelain Name: Michael D. Porcelain Title: Senior Vice President and
Chief Financial Officer